                                                                    Exhibit 23.4


                          NORMAN LEVY ASSOCIATES, INC.
                       21415 CIVIC CENTER DRIVE, SUITE 306
                           SOUTHFIELD, MICHIGAN 48076
                                 (248) 353-8640
                               FAX (248) 353-1442

                                 March 26, 1999


                                            Via Facsimile and First Class Mail


Mr. Phillip A. Haber, Esq.
Sonnenschein Nath & Rosenthal
1221 Avenue of the Americas
New York, NY 10020-1089

                                            Re: Consent of Independent Appraiser

Dear Mr. Haber:

We hereby consent to the reference to us and to our appraisal dated April 29, 1998 of assets of Harvard Industries, Inc. in that company's Form 10-Q for the quarter ended January 3, 1999, and to the incorporation of reference thereof in the company's Registration Statements on Form S-3, File No. 333-71139, and Form S-4, File No. 333-71137, filed with the Securities and Exchange Commission.

Very truly yours,

NORMAN LEVY ASSOCIATES, INC.

/s/ David K. Levy

David K. Levy
Executive Vice President